UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

Simmons First National Corporation
(Exact Name of Registrant as Specified in Charter)

Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Main Street Pine Bluff, Arkansas 71601 (Address of Principal Executive Offices)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 15, 2017, Simmons First National Corporation (“Simmons”) completed its merger with Hardeman County Investment Company, Inc. (“Hardeman”). Simmons was the surviving corporation in the merger, which is referred to as the merger. To effect the merger, Simmons issued 800,000 shares of its common stock and paid $30,000,000 in cash. The merger was described in the Proxy Statement/Prospectus of Simmons and Hardeman, filed with the U.S. Securities and Exchange Commission on April 6, 2017 (the “Proxy Statement/Prospectus”).

In the merger, each outstanding share of Hardeman common stock was cancelled and converted into the right to receive 4.8393 shares of Simmons’ common stock and $181.47 in cash. The merger was effected pursuant to the Agreement and Plan of Merger, dated as of November 17, 2016, by and between Simmons and Hardeman, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 6, 2017 (as amended, the “merger agreement”). The merger agreement was contained in the Proxy Statement/Prospectus and is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Upon consummation of the mergers, Simmons assumed subordinated debt issued by Hardeman in an aggregate principal amount of $6,702,000 (the “subordinated debentures”). The subordinated debentures were issued in connection with the prior issuance of trust preferred securities by Hardeman.

The subordinated debentures assumed in connection with the merger consist of $6,702,000 aggregate principal amount of fixed/floating rate junior subordinated deferrable interest debentures due December 15, 2035. This series of subordinated debentures bears interest at the 3-month LIBOR, plus a margin of 1.45%, which is adjusted quarterly. Simmons may redeem this series of subordinated debentures at face value.

In connection with the assumption of the subordinated debentures, Simmons entered into a supplemental indenture with the trustee of the assumed debt. The indenture and supplemental indenture with respect to each series are attached hereto as Exhibits 4.1 through 4.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On May 15, 2017, the Company issued a press release announcing the consummation of the merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 17, 2017, by and between Simmons First National Corporation and Hardeman County Investment Company, Inc., as amended on February 6, 2017 (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed by Simmons First National Corporation on April 6, 2017 (File No. 000-06253)).

4.1	Indenture, dated as of December 7, 2005, between Hardeman County Investment Company, Inc., and Wilmington Trust Company, as trustee, relating to subordinated debentures due December 15, 2035.

4.2	First Supplemental Indenture, effective as of May 15, 2017, to Indenture, dated as of December 7, 2005, between Simmons First National Corporation and Wilmington Trust Company, as trustee.

99.1	Press Release issued by the Company on May 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	Simmons First National Corporation

	By:	/s/ ROBERT A. FEHLMAN Robert A. Fehlman Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 17, 2017, by and between Simmons First National Corporation and Hardeman County Investment Company, Inc., as amended on February 6, 2017 (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed by Simmons First National Corporation on April 6, 2017 (File No. 000-06253)).

4.1	Indenture, dated as of December 7, 2005, between Hardeman County Investment Company, Inc., and Wilmington Trust Company, as trustee, relating to subordinated debentures due December 15, 2035.

4.2	First Supplemental Indenture, effective as of May 15, 2017, to Indenture, dated as of December 7, 2005, between Simmons First National Corporation and Wilmington Trust Company, as trustee.

99.1	Press Release issued by the Company on May 15, 2017.